UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 28, 2008 (March 26, 2008)
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12209 (Commission File Number)	34-1312571 (IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Ft. Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Entry Into a Material Definitive Agreement.
     On March 26, 2008, the Compensation Committee of the Board of Directors of Range Resources Corporation (the “Company”) established threshold, target and excellent bonus levels to be paid as incentive cash awards (“Annual Incentive Awards”) to the Company’s executives for fiscal 2008 pursuant to the Company’s 2005 Equity-Based Compensation Plan (the “2005 Plan”). The table below sets forth the threshold, target and excellent bonus levels applicable to the Company’s principal executive officer, principal financial officer and the other named executive officers, expressed as a percentage of each executive’s base salary:

	Annual Incentive Payout % of Salary
	Threshold	Target	Excellent

John H. Pinkerton	50%	100%	200%
Jeffrey L. Ventura	50%	100%	200%
Mark D. Whitley	30%	60%	120%
Roger S. Manny	30%	60%	120%
Chad L. Stephens	30%	60%	120%
     For purposes of the Annual Incentive Awards under the 2005 Plan, the Company’s performance for fiscal 2008 will be evaluated based upon achievement of certain predetermined targets for the following five performance criteria:
•	finding and development costs;

•	pre-tax earnings before interest, depreciation, depletion and amortization, and exploration expense (excluding any non-cash revenues and expenses) (“EBITDAX”);

•	production per share;

•	reserves per share; and

•	stock price performance.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Rodney L. Waller
Rodney L. Waller
Senior Vice President

Date: March 28, 2008